VistaGen Announces Reverse Stock Split

SOUTH SAN FRANCISCO, CA – August 13, 2014 (MARKETWIRE via COMTEX) – VistaGen Therapeutics, Inc. (OTCQB: VSTA), a stem cell company focused on drug rescue, drug discovery and regenerative medicine, announced today that will implement a 1-for-20 reverse split of its common stock effective at the opening of trading on August 14, 2014. At that time, VistaGen’s common stock will trade on a split-adjusted basis under new CUSIP number 92840H202 and temporary symbol “VSTAD,” with the “D” appended to signify that the reverse stock split has occurred. VistaGen’s trading symbol will revert to “VSTA” after approximately 20 trading days.

The reverse stock split is intended to increase market awareness of the Company’s common stock and position the Company for potential future listing of its common stock on a national securities exchange.

The reverse split will reduce the number of shares of the Company's common stock outstanding from approximately 25.5 million to approximately 1.2 million. Proportional adjustments will be made to the Company's authorized shares, outstanding common stock equivalents, options, warrants and conversion terms in convertible notes. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

INFORMATION FOR STOCKHOLDERS

Upon the effectiveness of the reverse stock split, each twenty shares of issued and outstanding VistaGen common stock will be converted into one share of VistaGen common stock. Stockholders who have existing stock certificates will receive written instructions by mail from the Company’s transfer agent, Registrar and Transfer Company.  Stockholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares. Such stockholders will be contacted by their brokers with instructions.

More information on VistaGen's reverse stock split will be available beginning on or about August 15, 2014 in the "Reverse Stock Split FAQs" on the Investor page of the Company’s website at www.VistaGen.com.

About VistaGen Therapeutics

VistaGen is a stem cell company focused on drug rescue, drug discovery and regenerative medicine. We believe better cells lead to better medicines™ and that the key to making better cells is precisely controlling the differentiation of human pluripotent stem cells, which are the building blocks of all cells of the human body. For over 15 years, our stem cell research and development teams and collaborators have developed proprietary methods for controlling the differentiation of human pluripotent stem cells and the production and maturation of numerous specific types of adult human cells that we use, or plan to use, to reproduce complex human biology and disease and assess, in vitro, the potential therapeutic benefits and safety risks of new drug candidates, including the new chemical entities we are focused on producing through drug rescue.  These are intended to be novel, proprietary and safer variants of once-promising small molecule drug candidates discovered, developed and optimized for efficacy by pharmaceutical and biotechnology companies, the U.S. National Institutes of Health, or academic laboratories, but discontinued prior to FDA approval due to unexpected heart or liver safety concerns.

Visit VistaGen at www.VistaGen.com, follow VistaGen at www.twitter.com/VistaGen or view VistaGen’s Facebook page at www.facebook.com/VistaGen.

Cautionary Statement Regarding Forward-Looking Statements
The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to the success of VistaGen’s efforts to meet all requirements necessary to obtain a listing of its common stock on a national securities exchange and its efforts to produce, develop and commercialize proprietary new chemical entities through its drug rescue drug rescue activities. These and other risks and uncertainties are identified and described in more detail in VistaGen’s filings with the Securities and Exchange Commission (SEC). These filings are available on the SEC’s website at www.sec.gov. VistaGen undertakes no obligation to publicly update or revise any forward-looking statements.

For more information:
Shawn K. Singh, J.D.
Chief Executive Officer
VistaGen Therapeutics, Inc.
www.VistaGen.com
650-577-3613

Investor.Relations@VistaGen.com
Mission Investor Relations
IR Communications
Atlanta, Georgia
www.MissionIR.com
404-941-8975
Investors@MissionIR.com